                                                                     EXHIBIT 3.7

                                     BYLAWS
                                       OF
                        ADVANCED ENVIROTECH SYSTEMS, INC.

                                TABLE OF CONTENTS

ARTICLE I.  OFFICES

         1.1      Principal Office
         1.2      Other Offices

ARTICLE II.  MEETING OF SHAREHOLDERS

         2.1      Place of Meetings
         2.2      Annual Meeting
         2.3      Special Meetings
         2.4      Notice
         2.5      Scope of Business at Special Meeting
         2.6      Quorum
         2.7      Majority Vote; Withdrawal of Quorum:
         2.8      Method of Voting
         2.9      Proxies
         2.10     Voting List; Transfer Book

ARTICLE III.  DIRECTORS

         3.1      Number; Change; Election; Qualification; Term; Removal
         3.2      Vacancies
         3.3      Management; Powers
         3.4      Place of Meetings
         3.5      First Meeting
         3.6      Regular Meetings
         3.7      Special Meetings; Notice
         3.8      Quorum; Majority Vote
         3.9      Executive Committee
         3.10     Compensation
         3.11     Presumption of Assent

ARTICLE IV.  NOTICES

         4.1      Method
         4.2      Written Waiver
         4.3      Waiver by Attendance

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 ARTICLE V.  OFFICERS

         5.1      Number; Titles
         5.2      Election
         5.3      Other Officers
         5.4      Compensation
         5.5      Term of Office; Removal; Vacancies,,
         5.6      Execution of Documents Under Seal
         5.7      Authority
         5.8      Chairman of the Board and President
         5.9      Vice President
         5.10     Secretary
         5.11     Assistant Secretaries
         5.12     Treasurer
         5.13     Assistant Treasurer

ARTICLE VI.  INDEMNIFICATION; INSURANCE

         6.1      Directors
         6.2      Right of Claimant to Bring Suit
         6.3      Others
         6.4      Insurance
         6.5      Reports
         6.6      Non-Exclusivity of Rights

ARTICLE VII.

         7.1      Certificates for Shares
         7.2      Facsimiles
         7.3      Replacement of Lost or Destroyed Certificates
         7.4      Transfer of Shares
         7.5      Registration of Transfer
         7.6      Record Date; Closing of Transfer Books
         7.7      Registered Shareholders

ARTICLE VIII.

         8.1      Dividends
         8.2      Reserves
         8.3      Books & Records
         8.4      Checks & Demands for Money
         8.5      Fiscal Year
         8.6      Corporate Seal
         8.7      Telephonic, Meetings; Actions Without Meeting
         8.8      Amendment of By-Laws
         8.9      Construction
         8.10     Table of Contents; Headings

                                     BYLAWS

                                       OF

                        ADVANCED ENVIROTECH SYSTEMS, INC.

                                   ARTICLE I.

                                     OFFICES

         Section 1.1 PRINCIPAL OFFICE. The principal office shall be located in the City of Dallas, County of Dallas, State of Texas.

         Section 1.2 OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine, or as the business of the corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 PLACE OF MEETINGS. Meetings of the shareholders shall be held in the City of Dallas, State of Texas at such location therein as shall be specified in the notice of the meeting or in a waiver thereof.

         Section 2.2 ANNUAL MEETING. An annual meeting of shareholders shall be held each fiscal year at a time and place set by the Board of Directors. At such meeting the shareholders entitled to vote thereat shall elect by a majority vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

         Section 2.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting unless the Articles of Incorporation provide for a number of shares greater than or less than ten (10) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Article of Incorporation.

         Section 2.4 NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notice need not be given to a shareholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or if all (but in no event less than two) payments, if sent by first class mail, of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable. If the shareholder delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         Section 2.5 SCOPE OF BUSINESS AT SPECIAL MEETING. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         Section 2.6 QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by, proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.7 MAJORITY VOTE; WITHDRAWAL OF QUORUM. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or by the Articles of Incorporation. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.8 METHOD OF VOTING. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation. Should cumulative voting be denied by the Articles of Incorporation, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote. In the event cumulative voting is not denied by the Articles of Incorporation, at each election for directors every shareholder entitled to vote at such election shall have the right to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principle among any number of such candidates; provided, however, that any shareholder who intends to cumulate his votes shall give written notice of such intention to the Secretary of the corporation op or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein.

         Section 2.9 PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

         Section 2.10 VOTING LIST AND TRANSFER BOOK. The officer or agent having charge of the stock transfer books shill make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

                                  ARTICLE III.

                                   DIRECTORS

         Section 3.1 NUMBER; CHANGE; ELECTION: QUALIFICATION; TERM; REMOVAL. The initial number of directors of the corporation shall be set in the original Articles of Incorporation. Thereafter the number of directors shall be set by the Board of Directors, but no decrease in the number shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.2, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the corporation. Any director may be removed at any shareholders' meeting, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, that such proposed removal is stated in the notice of the shareholders' meeting.

         Section 3.2 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose.

         Section 3.3 MANAGEMENT; POWERS. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 3.4 PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

         Section 3.5 FIRST MEETING. The first meeting of such newly-elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting, providing a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly-elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          Section 3.7 SPECIAL MEETINGS; NOTICE. Special meetings of the
Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.8 QUORUM; MAJORITY VOTE. A majority of the directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation or elsewhere in these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.9 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute an executive committee, which committee, unless its authority shall be otherwise `expressly limited by such resolution, shall have and may exercise (a) the power and authority to declare dividends and to authorize the issuance of shares of the corporation and (b) in general all of the power and authority of the Board of Directors in the business and affairs of the corporation (including any power or authority granted under these Bylaws) except where action of the Board of Directors is specified by statute. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         Section 3.10 COMPENSATION. Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expense of attendance, if any, may be allowed for attendance at regular or special meetings of the Board of Directors; provided, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

          Section 3.11 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors of which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV.

                                     NOTICES

         Section 4.1 METHOD. Notices to directors and shareholders shall be in writing, shall specify the time and place of the meeting and shall be delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram.

         Section 4.2 WRITTEN WAIVER. Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 4.3 WAIVER BY ATTENDANCE. Attendance of a director at a meeting shall constitute a waiver of notice of such Meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V.

                                    OFFICERS

         Section 5.1 NUMBER; TITLES. The officers of the corporation shall consist of a President, one or more vice Presidents, a Secretary and a Treasurer, and may include a Chairman of the Board, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

         Section 5.2 ELECTION. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board, and may appoint one of their number Chairman of the Board.

         Section 5.3 OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         Section 5.4 COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5.5 TERM OF OFFICE; REMOVAL; VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         Section 5.6 EXECUTION OF DOCUMENTS UNDER SEAL. The Chairman, the President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 5.7 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         Section 5.8 CHAIRMAN OF THE BOARD AND PRESIDENT. The Board of Directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the President, shall be the chief executive officer of the corporation. In the absence of a contrary designation, the Chairman of the Board shall be the chief executive officer. The chief executive officer shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the chief executive officer shall have general and active management of the business of the corporation, and see that all orders and resolutions of the Board of Directors are carried into effect. The President shall, in the absence of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.

         Section 5.9 VICE PRESIDENT. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

          Section 5.10 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book or other form of record to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer, an Assistant Secretary, or an Assistant Treasurer.

         Section 5.11 ASSISTANT SECRETARIES. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 5.12      TREASURER.

                  (a) The Treasurer shall have the custody of ,the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  (b) The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

                  (c) If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory tot the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 5.13 ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI.

                           INDEMNIFICATION; INSURANCE

         Section 6.1 DIRECTORS. The corporation hall indemnify, in accordance with applicable law, particularly Article 2.02-1 of the Texas Business Corporation Act, any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director of the corporation, or because, while a director of the corporation, he is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. Such person shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, &s the same may exist or may hereafter be amended but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification than said laws permitted the corporation to provide prior to such amendment.

         Section 6.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 6.1 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim and, if successful, the claimant shall be entitled to his expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct required for such indemnification under the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act.

         Section 6.3 OTHERS. To the extent required by the Articles of Incorporation and applicable law, the corporation shall indemnify and advance expenses to an officer, employee or agent, who is not a director, or to persons who are not or were not directors, officers, employees or agents of the corporation, but who are or were serving at the request of the corporation, but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. Further, the corporation may indemnify and advance expenses to officers, employees, agents or such persons, who are not directors, to the same extent that it may indemnify and advance expenses to directors, but only to such extent, consistent with law, as may be provided by its Articles of Incorporation, Bylaws, general or specific action of the board of directors, or contract or as permitted or required by common law.

         Section 6.4 INSURANCE. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act.

         Section 6.5 REPORTS. Any indemnification of or advance of expenses to a director of the corporation in accordance with this Article VI shall be reported in writing to the shareholders with., or before the notice or waiver of notice of the next shareholders meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

         Section 6.6 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any persons may have or hereafter acquire.

                                  ARTICLE VII.

                          CERTIFICATES AND SHAREHOLDERS

         Section 7.1 CERTIFICATES FOR SHARES. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman, President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share, represented by such certificate or a statement that the shares are without par value.

         Section 7.2 FACSIMILES. The signatures of the Chairman, President or Vice President, and the Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect 'as if he were such officer at the date of the issuance.

         Section 7.3 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. The registered owner must request the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer of the new certificate.

         Section 7.4 TRANSFER OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 7.5 REGISTRATION OF TRANSFER. The corporation shall register for the transfer of a certificate for shares presented to it for transfer if:

                  (a) ENDORSEMENT. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

                  (b) AUTHENTICITY OF SIGNATURE. Reasonable assurance is given that such endorsements are authentic and effective; and

                  (c) ADVERSE CLAIMS. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such claim; and

                  (d) COLLECTION OF TAXES. Any applicable law relating to the collection of taxes has been complied with.

         Section 7.6 RECORD DATE; CLOSING OF TRANSFER BOOKS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 7.7 REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

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                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         Section 8.1 DIVIDENDS. The Board of Directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

          Section 8.2 RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

          Section 8.3 BOOKS AND RECORDS. The Board of Directors must, when requested by the holders of at leasing one-third of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.

          Section 8.4 CHECKS AND DEMANDS FOR MONEY. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 8.5 FISCAL YEAR. Unless otherwise fixed by the Board of Directors, the fiscal year of the corporation shall be the calendar year.

          Section 8.6 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and may be in such form as the Board of Directors may determine, and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 8.7 TELEPHONIC MEETINGS; ACTIONS WITHOUT MEETING. Nothing in these Bylaws shall limit or restrict the authority of any persons to hold a meeting by any means permitted by law (including by way of illustration a meeting by telephone conference call) or to act by unanimous consent in lieu of a meeting.

         Section 8.8  AMENDMENT OF BYLAWS.

                  (a) These Bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

                  (b) These Bylaws may also be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting. The shareholders in the manner provided above may be amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.

         Section 8.9 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

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                  (a) The remainder of these Bylaws shall be considered valid and operative, and

                  (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

         Section. 8.10 TABLE OF CONTENTS: HEADINGS. The tables of contents and headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.